                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                          JURISDICTION OF           DIRECT ("D")
COMPANY NAME AND ADDRESS (1)         D/B/A                  ORGANIZATION           /INDIRECT ("I")
-----------------------------  -------------------   ----------------------------  -----------------
Robicon Corporation                 ASIRobicon              Pennsylvania                  D
  500 Hunt Valley Drive
  New Kensington, PA 15068

Robicon Canada Ltd.                                            Canada                     I
  4500, 855--2nd Street S.W.
  Calgary, Alberta, Canada
  T2P 4K7

Maxima Technologies, Inc.                                   Pennsylvania                  D
  1811 Rohrerstown Road
  Lancaster, PA 17601

Physical Electronics, Inc.          Phymetrics                Delaware                    D
  6509 Flying Cloud Drive
  Eden Prairie, MN 55344

Physical Electronics GmbH                                     Germany                     I
  Fraunhoferstrasse 4
  85737 Ismaning, Germany

Charles Evans and                 Evans Analytical           California                   I
  Associates, Inc                      Group
  810 Kifer Road
  Sunnyvale, CA 94086-5203

HVE Acquisition Corp.                                         Illinois                    I
  401 Edgewater Drive
  Suite 680
  Wakefield, MA 01880-6210

HIVEC Holdings, Inc.                                          Delaware                    D
  401 Edgewater Drive
  Suite 680
  Wakefield, MA 01880-6210

HVEC, Inc.                                                   California                   D
  401 Edgewater Drive
  Suite 680
  Wakefield, MA 01880-6210

HIVEC B.V.                                                The Netherlands                 I
  Amersterdamseweg 63
  3812 RR Amersfoort
  P.O. Box 99, 3800 AB
  Amersfoort
  The Netherlands

                                                          JURISDICTION OF           DIRECT ("D")
COMPANY NAME AND ADDRESS (1)         D/B/A                  ORGANIZATION           /INDIRECT ("I")
-----------------------------  -------------------   ----------------------------  -----------------
High Voltage Engineering                                  The Netherlands                 I
  Europa B.V.
  Amersterdamseweg 63
  3812 RR Amersfoort
  P.O. Box 99, 3800AB
  Amersfoort
  The Netherlands

Stewart Warner Instrument     Maxima Technologies             Illinois                    I
  Corporation
  1811 Rohrerstown Road
  Lancaster, PA 17601

TTS Mexican Holding                                           Illinois                    I
  Company, Inc.
  1811 Rohrerstown Road
  Lancaster, PA 17601

Stewart Warner Instruments                                    Barbados                    I
  (Barbados), Inc.
  1811 Rohrerstown Road
  Lancaster, PA 17601

Instrumentos Stewart Warner   Maxima Technologies              Mexico                     I
  de Mexico S.A. de C.V.
  1917 Neptuno Col.
  Satelite.
  Ciudad, Juarez
  Chihuahua, Mexico
  C.P. 3254

Maxima Technologies S.L.                                       Spain                      I
  c/ Progreso 32
  Rubi, Barcelona
  Spain

Ansaldo Sistemi Industriali         ASIRobicon                 Italy                      I
  S.p.A.
  Via Pieragostini 50
  16151 Genoa, Italy

Nicole Corporation                                         Massachusetts                  D
  401 Edgewater Place
  Wakefield, MA. 01880

HVEASI Holding B.V.                                       The Netherlands                 I
  Amersterdamseweg 63
  3812 RR Amersfoort
  P.O. Box 99, 3800AB
  Amersfoort
  The Netherlands

Ansaldo Ross Hill, Inc              ASIRobicon                 Texas                      I
  10810 West Little York
  Suite 130
  Houston, Texas 77041

                                                          JURISDICTION OF           DIRECT ("D")
COMPANY NAME AND ADDRESS (1)         D/B/A                  ORGANIZATION           /INDIRECT ("I")
-----------------------------  -------------------   ----------------------------  -----------------
Ansaldo loire Automation SA.        ASIRobicon                 France                     I
  Z.I. du Buisson, Rue de la
  Poudriere
  F-42230 Roche-la-Moliere,
  France

Hill Graham Controls Ltd.           ASIRobicon                   UK                       I
  Crown Works, Cressex
  High Wycombe, UK

Ansaldo Industrial Systems          ASIRobicon                Germany                     I
  GmbH
  Wahlerstrasse, 12
  D-40472 Dusseldorf,
  Germany

A/O Ansaldo VEI                                                Russia                     I
  Krasnokazaarmennaya
  ulitsa, 12
  111250 Moscow, Russia

ASIRobicon Romania, S.R.L.                                   Romania                      I
  Boulevard Laminorolui 113
  Bucarest, Romania

Carolyn Corporation                                        Massachusetts                  I
  401 Edgewater Drive
  Suite 680
  Wakefield, MA 01880-6210

Connectrics Acquisition Corp                               Massachusetts                  I
  401 Edgewater Drive
  Suite 680
  Wakefield, MA 01880-6210

Physical Electronics,                                        Minnesota                    I
  FSC, Inc.
  6509 Flying Cloud Drive
  Eden Prairie, MN 55344

Vivirad USA Corporation                                       Delaware                    I
  19 Alexander Rd.
  Billerica, MA 01821

Vivirad-High Voltage                                       Massachusetts                  I
  Corporation
  19 Alexander Rd.
  Billerica, MA 01821

                                                          JURISDICTION OF           DIRECT ("D")
COMPANY NAME AND ADDRESS (1)         D/B/A                  ORGANIZATION           /INDIRECT ("I")
-----------------------------  -------------------   ----------------------------  -----------------
High Voltage Funding                                          Delaware                    D
  Corporation
  401 Edgewater Place,
  Suite 680
  Wakefield, MA 01880

-------------------------

(1) High Voltage Engineering Corporation is located at 401 Edgewater Place, Suite 680, Wakefield, MA 01880-6210. It does business under the names High Voltage Engineering Corporation. High Voltage Engineering Corporation is organized under the laws of Massachusetts.